EXHIBIT 23.2

CONSENT OF REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM

We have issued our reports dated November 11, 2004 accompanying i) the consolidated financial statements of Energy Transfer Partners, L.P. as of August 31, 2004 and for the year then ended; ii) the consolidated financial statements of Heritage Propane Partners, L.P. as of August 31, 2003 and for the period ended January 19, 2004 and for each of the two years in the period ended August 31, 2003; iii) the consolidated balance sheet of U.S. Propane, L.P. (now known as Energy Transfer Partners GP, L.P.) as of August 31, 2004; and iv) the consolidated balance sheet of U.S. Propane, L.L.C. (now known as Energy Transfer Partners, L.L.C.) as of August 31, 2004, all included in the Annual Report of Energy Transfer Partners, L.P. on Form 10-K for the year ended August 31, 2004, which are incorporated by reference in this Registration Statement. We hereby consent to the incorporation by reference of said reports in the Registration Statement and to the use of our name as it appears under the caption “Experts”.

/s/ Grant Thornton LLP

Tulsa, Oklahoma

May 17, 2005